UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On June 7, 2010, Key Technology, Inc. (the “Company”) announced the prospective employment of Mr. Joel S. Bustos as Senior Vice President of Global Operations of the Company.  Mr. Bustos will assume the responsibilities that had been temporarily performed by Mr. John J. Ehren, Senior Vice President and CFO, and acting Senior Vice President of Global Operations.

Mr. Bustos, 56, has served as Vice President of Operations for Aehr Test Systems in Fremont, California since 2007.  From 2002 to 2007, Mr. Bustos was employed by Celestica Corporation in San Jose, California, serving as the Vice President of the Consumer Business Unit from 2003 to 2007, and as the General Manager of the San Jose Facility from 2002 to 2003.  From 1997 to 2002 he worked for Flextronics International, Ltd., holding the position of General Manager, New England in Boston, Massachusetts from 2000 to 2002 and as the Director of Strategic Accounts in Milpitas, California from 1997 to 2000.  From 1996 to 1997, Mr. Bustos was Director of Operations for Read-Rite Corporation in Milpitas, California, and from 1991 to 1996, he served as Director of Operations for Asyst Technologies, Inc. in Fremont, California.

Mr. Bustos will be employed under the terms of a letter agreement dated April 14, 2010 and is expected to join the Company on June 14, 2010.  His base salary will be $225,000 per year.  In connection with his employment, Mr. Bustos will receive a grant of shares of restricted stock equal to 162.5% of his starting annual base salary, the number of which will be determined on the first day of employment and be calculated using the closing market price for the Company’s common stock on that day.  The restricted stock will be granted pursuant to the Company's standard restricted stock agreement.  The restrictions on 8% of the restricted shares will lapse on October 1, 2010.  The restrictions on the next 31% of the shares will lapse on October 1, 2011 and the restriction on the remaining 61% of the shares will lapse on October 1, 2012.  Each vesting is subject to Mr. Bustos’ continued employment through the specified date.  Mr. Bustos will also be eligible to participate in the Annual Performance Incentive Plan at 100% of base salary (prorated for fiscal year 2010).  The Company will pay Mr. Bustos’ expenses in relocating to Walla Walla, Washington, temporary housing in Walla Walla for up to six months and an incidental relocation expense allowance in the amount of $37,500 to be paid within 30 days of completing the purchase of a home that serves as his primary residence in Walla Walla.  All incentive and bonus compensation described in the employment letter is contingent upon completion of the transition of Mr. Bustos’ primary residence to the Walla Walla community within twelve months of his employment date.  Any incentive compensation that might otherwise be earned during the first 12 months of Mr. Bustos’ employment prior to completing the transition will be held in a suspense account and will remain contingent upon completing the transition prior to the expiration of the 12 month period.  Mr. Bustos will also receive Company-provided health, dental, life and disability insurance and be eligible to participate in the Company's 401(k) Plan, as well as the Employee Stock Purchase Plan.

The employment agreement between the Company and Mr. Bustos is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.       Description

10.1	Employment Agreement, dated April 14, 2010, between the Company and Mr. Joel Bustos

99.1	Press Release, dated June 7, 2010, titled "Key Technology Appoints Mr. Joel S. Bustos as Senior Vice President of Global Operations"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Chief Financial Officer and Senior Vice President

Dated: June 7, 2010

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Employment Agreement, dated April 14, 2010, between the Company and Mr. Joel Bustos

99.1	Press Release, dated June 7, 2010, titled "Key Technology Appoints Mr. Joel S. Bustos as Senior Vice President of Global Operations"